EXHIBIT 10.6
TERRORISM CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
EFFECTIVE MARCH 1, 2008
between
PHILADELPHIA INSURANCE COMPANY
and
PHILADELPHIA INDEMNITY INSURANCE COMPANY
BALA CYNWYD, PENNSYLVANIA, USA
(hereinafter referred to as the “Reinsured”)
by
VALIDUS REINSURANCE, LTD.
HAMILTON, BERMUDA
(hereinafter referred to as the “Reinsurers”)
Under the terms of this Contract, the above Reinsurers agree to assume severally and not jointly with other participants a 20.00% share
of the liability described in the attached Contract and, as consideration, the above Reinsurers shall receive a 20.00% share of the premium named therein.
Signed in Hamilton, Bermuda, this 28th day of March, 2008,

VALIDUS REINSURANCE, LTD.
BY:	JEFF A. CLEMENTS
TITLE:	EXECUTIVE VICE PRESIDENT

Towers Perrin No. G26004.08

TERRORISM CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
EFFECTIVE MARCH 1, 2008
between
PHILADELPHIA INSURANCE COMPANY
and
PHILADELPHIA INDEMNITY INSURANCE COMPANY
BALA CYNWYD, PENNSYLVANIA, USA
and signed on Bala Cynwyd, Pennsylvania, this 18th date of June, 2008.

PHILADELPHIA INSURANCE COMPANY and PHILADELPHIA INDEMNITY INSURANCE COMPANY
BY:	CHRISTOPHER MAGUIRE
TITLE:	EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

Towers Perrin No. G26004.08

PHILADELPHIA INSURANCE COMPANY
and
PHILADELPHIA INDEMNITY INSURANCE COMPANY
Bala Cynwyd, Pennsylvania, USA
(hereinafter referred to as the “Reinsured”)
TERRORISM CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
(hereinafter referred to as the “Contract”)
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PHILADELPHIA INSURANCE COMPANY
and
PHILADELPHIA INDEMNITY INSURANCE COMPANY
Bala Cynwyd, Pennsylvania, USA
(hereinafter referred to as the “Reinsured”)
TERRORISM CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
(hereinafter referred to as the “Contract”)
MARCH 1, 2008
ARTICLE 1
BUSINESS COVERED
A. This Contract applies to losses occurring during its term on all Covered Policies, except as hereinafter excluded, classified by the Reinsured as Property or Casualty, that are in force at the inception of, or written with a Policy period (new or renewal) that is effective during the term of this Contract (“Business Covered”).
B. The term “Covered Policies”, whenever used herein, shall mean all binders, policies, contracts, certificates and other obligations, whether oral or written, of insurance or reinsurance written as all lines of business classified by the Reinsured (except as hereinafter excluded) as commercial property and commercial liability, including the following annual statement lines: Fire, Allied lines, commercial multiple peril (non-liability portion), commercial multiple peril (liability portion), inland marine, other liability (including professional liability), fidelity, burglary and theft.
C. Covered Policies hereunder shall be written on standard industry Policy forms of the line(s) of business indicated and which include cover for Acts of Terrorism. Forms substantially similar to ISO forms shall be deemed approved. Policy forms broader than the forms customarily used for the lines of business written by the Reinsured will be submitted for the Reinsurers’ prior review and approval. Any material changes made to such forms shall be subject to prior notice as set forth in the Article entitled REVIEW.
ARTICLE 2
COMMENCEMENT AND TERMINATION
     This Contract shall incept at 12:01 a.m., Eastern Standard Time, March 1, 2008 and shall remain in force until 12:01 a.m., Eastern Standard Time, March 1, 2009 (“Contract Term”). Should this Contract terminate while a Loss Occurrence is in progress, the entire loss arising out of the Loss Occurrence shall be subject to this Contract.
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ARTICLE 3
REINSURANCE COVERAGE
Part One – ACTS OF TERRORISM
Section I (applicable to Loss Occurrence covered in conjunction with the Terrorism Risk Insurance Act of 2002, the Terrorism Risk Extension Act of 2005 and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (all “TRIA”) or any amendment thereto)
A. With respect to losses occurring during the Contract Term on Covered Policies that are Business Covered (including, for the avoidance of doubt, lines of business that are Covered Policies hereunder, but not covered lines under TRIA), the Reinsurers shall be liable to, indemnify and reinsure the Reinsured for each and every Loss Occurrence that is a Certified Act of Terrorism, as defined and certified in accordance with TRIA, for one hundred percent (100%) of the excess Net Loss above an initial Net Loss to the Reinsured of USD ten million ($10,000,000) each and every Loss Occurrence; but the Reinsurers shall not be liable for more than USD fifty million ($50,000,000) of Net Loss for each and every such Loss Occurrence.
B. “Certified Act(s) of Terrorism” means any act that is certified by the Secretary of the Treasury in concurrence with the Secretary of State and the Attorney General of the United States pursuant to TRIA.
Section II (applicable to Loss Occurrence not covered in conjunction with TRIA)
A. With respect to losses occurring during the Contract Term on Covered Policies that are Business Covered, the Reinsurers shall be liable to, indemnify and reinsure the Reinsured for each and every Loss Occurrence that results from an Act of Terrorism that is not a Certified Act of Terrorism (“Non-Certified Act of Terrorism”), for one hundred percent (100%) of the excess Net Loss above an initial Net Loss to the Reinsured of USD ten million ($10,000,000) each and every Loss Occurrence; but the Reinsurers shall not be liable for more than USD fifty million ($50,000,000) of Net Loss for each and every such Loss Occurrence.
B. For the purposes of this Section, an “Act of Terrorism” shall be any act or preparation in respect of action, designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of any political, religious, ideological, or similar purpose to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:
1. involves violence against one or more persons; or
2. involves damage to property; or
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3. endangers life other than that of the person committing the action; or
4. creates a risk to health or safety of the public or a section of the public; or
5. involves physical loss, damage, cost, or expense caused by, contributed to by, resulting from, or arising out of or in connection with any action in directly responding to any Act of Terrorism; or
6. are defined as such in any of the Reinsured’s policy forms that have been the subject of the Reinsurers’ express written prior review and approval.
C. Loss or damage occasioned by riot, strikes, civil commotion, vandalism or malicious mischief as those terms have been interpreted by United States Courts to apply to insurance policies shall not be construed to be an “Act of Terrorism”.
Section lll (applicable to both Section I and Section II)
A. The Reinsurers’ liability in respect of excess Net Loss hereunder for losses occurring during the Contract Term shall be limited to USD one hundred million ($100,000,000) in the aggregate as respects all Net Loss on Covered Policies that are Business Covered hereunder as a result of all Loss Occurrences taking place during the Contract Term in respect of both Section I and Section II combined.
B. In the event that the Terrorism Reinsurance Insurance Program, (“TRIP”) as established by TRIA terminates, the parties will endeavor to continue to employ the definitions of “Act of Terrorism” as set forth in Section 1 above, but for the certification by the Secretary of the Treasury. In the event that the parties cannot agree on whether such Loss Occurrence is subject to coverage under Section I or Section II, the decision shall be subject to the Article entitled “Arbitration” in this Contract and the payment due date shall be determined by the date of the Panel’s reasoned decision.
Part Two – REINSURANCE LOSS
A. “Net Loss” shall mean the actual loss incurred by the Reinsured under Business Covered hereunder including (i) sums paid in settlement of claims and suits and in satisfaction of judgments, (ii) prejudgment interest when added to a judgment, (iii) all expenses incurred in connection with adjustment, defense, settlement and litigation of claims and suits, satisfaction of judgments, resistance to or negotiations concerning a loss (excluding the normal office expenses of the Reinsured and salaries of the Reinsured) and (iv) any interest on judgments other than prejudgment interest when added to a judgment.
B. All salvages, recoveries, payments and reversals or reductions of verdicts or judgments (net of the cost of obtaining such salvage, recovery, payment or reversal or reduction of a verdict or judgment) whether recovered, received or obtained prior or subsequent to loss settlement under this Contract, including amounts
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recoverable under other reinsurance, whether collected or not, shall be applied as if recovered, received or obtained prior to the aforesaid settlement and shall be deducted from the actual losses sustained to arrive at the amount of the Net Loss. Nothing in this Article shall be construed to mean losses are not recoverable until the final Net Loss to the Reinsured finally has been ascertained.
C. The Reinsurers shall be subrogated, as respects any loss for which the Reinsurers shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to the Reinsurers, to all the rights of the Reinsured against any person or other entity who may be legally responsible for damages as a result of said loss. Should the Reinsured elect not to enforce such rights, the Reinsurers are hereby authorized and empowered to bring any appropriate action in the name of the Reinsured or its policyholders, or otherwise to enforce such rights. The Reinsurers shall promptly remit to the Reinsured the amount of any judgment awarded in such an action in excess of the amount of payment by, or the amount of liability to, the Reinsurers hereunder.
ARTICLE 4
EXCLUSIONS
A. This Contract shall not cover any Net Loss arising from Certified Acts of Terrorism or Non-Certified Acts of Terrorism that results from:
1. An act committed as part of the course of a war declared by the Congress of the United States of America as set forth in Section 102(1)(B)(i) of TRIA; or
2. Seizure or illegal occupation; or
3. Confiscation, requisition, detention, legal or illegal occupation, embargo, quarantine, or an order of public or government authority which deprives the insured of the use or value of the property, or arising from acts of contraband or illegal transportation or illegal trade; or
4. Contingent Business Interruption, written as such, unless specially accepted by the Reinsurers hereon; or
5. Workers’ Compensation and Employers’ Liability, written as such; or
6. Pollutants or contaminants whether directly or indirectly arising from or as consequence of the discharge of pollutants or contaminants, which pollutants and contaminants shall include but not be limited to any solid, liquid, gaseous or thermal irritant, contaminant or toxic or hazardous substance or any substance the presence, existence or release of which endangers or threatens to endanger the health, safety or welfare of persons or the environment; or
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7. Electronic attack, including computer hacking or the introduction of any form of computer virus. Notwithstanding the foregoing, this Contract will respond to a Loss Occurrence arising from attacks involving the use of a mobile telephone, remote control, or radio controlled device or any other electronic device or system or such like in the launch and/or guidance system and/or firing mechanism and/or detonation of any explosive bomb, weapon or missile subject always to the other terms and conditions of this Contract; or
8. Increased cost occasioned by any Public or Civil Authority’s enforcement of any ordinance or law regulating the reconstruction, repair or demolition of any property; or
9. Cessation, fluctuation or variation in, or insufficiency of, water, gas or electricity supplies and telecommunications of any type or service; or
10. Threat or hoax, in the absence of physical damage due to an act or series of Acts of Terrorism; or
11. Burglary, house — breaking, theft or larceny or caused by any person taking part therein; or
12. Extra-Contractual Obligation. “Extra-Contractual Obligation” means liabilities, including Loss Excess of Policy Limits, that are not covered under any other provision of this Contract and which arise from the handling of any claim on Business Covered hereunder by reason of alleged or actual negligence, gross negligence, fraud, or bad faith on the part of the Reinsured. As used herein, “Loss Excess of Policy Limits” means any amount of loss, together with any legal costs and expenses incurred in connection therewith, paid as damages or in settlement by the Reinsured in excess of its Policy Limits, but otherwise within the coverage terms of the Policy, arising from an allegation or claim of its insured, its insured’s assignee, or other third party, which alleges negligence, gross negligence, bad faith or other tortuous conduct on the part of the Reinsured in the handling of a claim under a Policy subject to this Contract, in rejecting a settlement within the Policy Limits, in discharging a duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action. For the avoidance of doubt, the decision by the Reinsured to settle a claim for an amount within the coverage of the Policy but not within the Policy limit when the Reinsured has reasonable basis to believe that it may have liability to its insured or assignee or other third party on the claim will be deemed a Loss Excess of Policy Limits.
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B. This Contract shall not cover any Net Loss arising from any part of Non-Certified Acts of Terrorism that results from a loss occasioned directly or indirectly by war or invasion (whether war be declared or not), hostile acts of sovereign or government entities, civil war, rebellion, revolution, insurrection, civil commotion assuming the proportions of or amounting to an uprising, military or usurped power or martial law or confiscation by order of any government or public authority.
ARTICLE 5
REINSURANCE PREMIUM
Part One – PREMIUM
     As premium for the reinsurance provided hereunder, the Reinsured shall pay the Reinsurers a flat premium of USD four million five hundred thirty one thousand two hundred fifty ($4,531,250) in two (2) installments of USD two million two hundred sixty five thousand six hundred twenty five ($2,265,625) on March 1, 2008 and on September 1, 2008.
Part Two – REINSTATEMENT PREMIUM
A. Each claim hereunder shall reduce the amount of the Reinsurers’ liability from the time of the Loss Occurrence by the sum paid, but the sum so reduced shall be reinstated immediately from the time of the Loss Occurrence.
B. For each amount so reinstated, the Reinsured agrees to pay an additional premium calculated by multiplying one hundred percent (100%) of the annual reinsurance premium earned hereon by the percentage that the amount reinstated bears to the limit (i.e., USD fifty million [$50,000,000]) of this Contract. Nevertheless, the liability of the Reinsurers shall never be more than USD fifty million ($50,000,000) Net Loss in respect of any one Loss Occurrence, nor more than USD one hundred million ($100,000,000) Net Loss in all in respect of all Loss Occurrences during the Contract Term.
C. A statement of reinstatement premium due the Reinsurers shall be prepared by the Reinsured and submitted to the Reinsurers with each loss payment request hereunder. The reinstatement premium shall be based upon one hundred percent (100%) of the annual reinsurance premium earned by the Reinsurer hereunder. The amount of reinstatement premium due Reinsurers shall be offset against the loss payment due the Reinsured with only the net amount due to be remitted by the debtor party.
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Part Three – NO CLAIMS BONUS
A. In the event that no claims arise under this Contract then the Reinsurers will allow to the Reinsured a return premium equal to their participation in this Contract multiplied by USD three hundred twelve thousand five hundred ($312,500) payable effective March 1, 2009.
B. The return premium payment by the Reinsurers to the Reinsured shall constitute the commutation of this Contract and such payment once effected shall be regarded as a full and final release of the Reinsurers from all liability hereunder.
ARTICLE 6
DEFINITION OF LOSS OCCURRENCE
A. The term “Loss Occurrence” shall mean any one loss and/or series of losses arising out of and directly caused by one Act or series of Acts of Terrorism for the same apparent purpose or cause. The duration and extent of any one Loss Occurrence shall be limited to all losses sustained by the Reinsured during any period of seventy two (72) consecutive hours arising out of the same apparent purpose or cause. However, no such period of seventy two (72) consecutive hours may extend beyond the expiration of this Contract unless direct physical damage by an Act of Terrorism occurs prior to the expiration and within said period of seventy two (72) consecutive hours, nor shall any period of seventy two (72) consecutive hours commence prior to the attachment of this reinsurance.
B. As respects coverage provided in Section I of the Article entitled “Reinsurance Coverage”, Loss Occurrence shall be consistent with the determination of the Secretary of the Treasury of a Certified Act of Terrorism. As respects coverage provided in Section II of the Article entitled “Reinsurance Coverage”, all losses flowing from an apparently coordinated plan of attack shall be deemed a single Loss Occurrence even though they may be separate in time or space subject always to the above seventy two (72) hour period.
ARTICLE 7
NET RETAINED LINE
A. This Contract applies only to that portion of the exposure to loss from Acts of Terrorism on any Policy which the Reinsured retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect
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of that portion of the exposure to loss from Acts of Terrorism on any Policy which the Reinsured retains net for its own account shall be included. Recoveries under the Terrorism Risk Insurance Program referenced in the Article entitled TERRORISM RECOVERY — TERRORISM RISK INSURANCE PROGRAM shall be disregarded in calculating the Net Loss to which this reinsurance applies.
B. The amount of the Reinsurers’ liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reinsured to collect from any other Reinsurers, whether specific or general, any amounts which may have become due from such Reinsurers, whether such inability arises from the insolvency of such other Reinsurers or otherwise.
C. Where the Reinsured comprises more than one insurance company, reinsurance among the companies collectively called the “Reinsured” hereunder or between any of them and any of their affiliates under common control with the Reinsured shall be entirely disregarded for all purposes of this Contract.
D Permission is hereby granted to the Reinsured to carry underlying Terrorism reinsurance below the attachment of this Contract and recoveries made thereunder shall be disregarded for all purposes of this Contract and shall inure to the sole benefit of the Reinsured.
ARTICLE 8
REVIEW
A. The Reinsured has provided the Reinsurers, prior to the commencement of this Contract, with information concerning its Policy forms and Underwriting Practices and Covered Policies in respect to coverage for Acts of Terrorism. The Reinsured shall report to the Reinsurers as soon as practically possible upon the happening of any of the following:
1. Change in control of the Reinsured via a closing upon a definitive agreement to sell or merge approved by the applicable regulatory authorities including but not limited to (a) become merged with, acquired or controlled by any company, corporation or individual(s) not controlling the party’s operations previously (though excluding transactions among entities under common control); or
2. A transfer by portfolio transfer of the Business Covered; or
3. Material Change in the Reinsured’s Underwriting Practices that materially increases the Reinsured’s underwriting exposure to a Loss Occurrence arising from an Act of Terrorism. For the purpose of this condition, a material change shall mean the following: (i) from inception, an increase of twenty percent (20%) or USD twenty million ($20,000,000), whichever is greater, or more in the Total Insured Values covered in those
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zip codes set forth in Schedule A, Target Area zip codes (“Target Area TIV Increase”) or (ii) any material change to the Reinsured’s coverage forms concerning terrorism (“Material Change”), or (iii) the commencement of the Reinsured offering terrorism coverage on a stand-alone basis (“Offering of Stand-Alone Terrorism”).
     As used herein, the reference to a “zip code” or a “Target Area zip code” shall mean that entire area encompassed by all zip codes within an area described by reference only to the first three digits of a zip code.
     For example, an area made up of zip codes 89712, 89713, and 89714 will be considered for the purposes of this Contract the “zip code” or “Target Area zip code” of “897”
B. In the event of a failure to timely report to the Reinsurers in A(1) or A(2) above, the Reinsurer shall have a right to cancel the Contract with fifteen (15) days advance notice.
C. In the event of A(3) above,
1. The Reinsurer shall have the right to review the impact of any Material Change in the Reinsured’s Underwriting Practices and either accept the change or propose a modification to the terms of this Contract;
2. In the event that: (i) the Material Change in the Reinsured’s Underwriting Practices is not reported to the Reinsurer in a timely fashion or (ii) the Reinsured does not accept the Reinsurer’s proposal to modify the terms of this Contract per C(1) above, then the following conditions shall apply:
a. In respect of a Material Change or Offering of Stand-Alone Terrorism, no coverage shall be afforded hereunder for that portion of Net Loss from a Loss Occurrence that occurs after the date of the Material Change/Offering of Stand-Alone Terrorism that directly results from such Material Change and/or Offering of Stand-Alone Terrorism.
b. In respect of a Target Area TIV Increase, the Reinsurer shall have the option to reduce the contribution to Net Loss in a Loss Occurrence from a Target Area according to the following fraction:
(Total Insured Value in applicable Target Area at August 31, 2007 *1.20)*
divided by actual Total Insured Value in applicable Target Area at the date of the Loss Occurrence.
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* In the event that USD twenty million ($20,000,000) is greater than 1.2 times the Total Insured Value in the applicable Target Area at the inception of this Contract, such amount shall be utilized rather than 1.2 times the Total Insured Value in the applicable Target Area at the inception of this Contract.
ARTICLE 9
REPORTS, LOSS AND LOSS SETTLEMENTS
Part One – REINSURED EXPOSURES
A. The Reinsured has provided the Reinsurers a statement of Reinsured Exposure prior to the Contract Term, (“Statement”), reflecting the Reinsured’s Total Insured Values for terrorism coverage at the date of that report (“Gross TIV”) plus the Total Insured Values for Terrorism coverage in the Target Area zip codes at the same date. The Reinsured shall provide the Reinsurers an updated Statement each calendar quarter thereafter during the Contract Term, reflecting the Gross TIV and the subtotal for the Total Insured Values for Terrorism coverage in the Target Area zip codes at the same date. Such report shall be due within ninety (90) days following the end of each calendar quarter.
B. The term “Reinsured Exposure” shall mean the difference between the Gross TIV and the Total Insured Values for Terrorism coverage in the Target Area zip codes on the date of the report.
Part Two – CLAIM REPORTING
A. The Reinsured shall advise the Reinsurers promptly of all losses which, in the opinion of the Reinsured, are likely to result in a claim hereunder or are incurred in the Reinsured’s books at fifty percent (50%) of the retention hereunder and of all subsequent developments thereto that may materially affect the position of the Reinsurers. Inadvertent omission or oversight in giving such notice shall in no way affect the liability of the Reinsurers. However, the Reinsurers shall be informed of such omission or oversight promptly upon its discovery.
B. The Reinsured shall have the right to settle all claims under its Policies. All loss settlements made by the Reinsured, within the terms and conditions of this Contract, and provided that such settlement is not an Ex-gratia Settlement made without the prior approval of the Reinsurers, shall be binding upon the Reinsurers, and the Reinsurers agree to pay or allow, as the case may be, their share of each such settlement in accordance with this Contract all amounts for which it is
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obligated immediately upon being furnished by the Reinsured with Reasonable Evidence of the Amount Due. Reasonable Evidence of the Amount Due shall consist of a notarized certification by an Officer of the Reinsured that the amount requested to be paid and submitted by the certification is due and payable to the Reinsured by the Reinsurers under the terms and conditions of this Contract.
C. “Ex-gratia Settlements”, as used in this Contract, will mean all settlements of losses not covered under the express terms of the policies that are primarily motivated by the customer business relationship. “Ex-gratia Settlements” will not include settlements of losses which (1) arise from court decisions or other judicial acts or orders, (2) arise from the good faith position of the Reinsured of probable coverage under the Policies, nor (3) settlements made to avoid costs that could be incurred in connection with potential or actual litigation relating to coverage issues arising under the Policies subject to this Contract.
D. In addition, the Reinsured shall furnish the Reinsurers a periodic statement showing the unearned premium, the total reserves for outstanding Net Losses including loss adjustment expense, and such other information as may be required by the Reinsurers for completion of their NAIC annual statements.
ARTICLE 10
ORIGINAL CONDITIONS
     The Reinsurer’s liability to the Reinsured shall be subject in all respects to the same risks, terms, clauses, conditions, interpretations, alterations, modifications cancellations and waivers as the respective insurances of the Reinsured’s Policies and the Reinsurer shall pay losses as may be paid thereon, the true intent of this Contract being that in each and every case to which this Contract applies, the Reinsurer shall follow the settlements of the Reinsured, subject always to the limits, terms and conditions of this Contract .
ARTICLE 11
ERRORS AND OMISSIONS
     Inadvertent delays, errors or omissions made by the Reinsured in connection with this Contract (including the reporting of claims) shall not relieve the Reinsurer from any liability which would have attached had such delay, error or omission not occurred, provided always that such delay, error or omission shall be rectified as soon as possible after discovery by the Reinsured’s Home Office. Nothing in this Article shall, however, be held to override the provisions of the Article entitled REVIEW.
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ARTICLE 12
CURRENCY
     Whenever the word “Dollars”, “USD” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars. Amounts paid or received by the Reinsured in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Reinsured.
ARTICLE 13
FEDERAL EXCISE TAXES AND OTHER TAXES
A. To the extent that any portion of the reinsurance premium for this Contract is subject to the Federal Excise Tax (as imposed under Section 4371 of the Internal Revenue Code) and the Reinsurer is not exempt therefrom, the Reinsurer shall allow for the purpose of paying the Federal Excise Tax, a deduction by the Reinsured of the applicable percentage of the premium payable hereon. In the event of any return of premium becoming due hereunder, the Reinsurer shall deduct the applicable same percentage from the return premium payable hereon and the Reinsured or its agent shall take steps to recover the tax from the United States Government. In the event of any uncertainty, upon the written request of the Reinsured, the Reinsurer will immediately file a certificate of a senior corporate officer of the Reinsurer certifying to its entitlement to the exemption from the Federal Excise Tax with respect to one or more transactions.
B. In consideration of the terms under which this Contract is issued, the Reinsured undertakes not to claim any deduction of the premium hereon when making Canadian Tax returns or when making tax returns, other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.
ARTICLE 14
ACCESS TO RECORDS
     The Reinsured shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect through its designated representatives, during the term of this Contract and thereafter, all non-privileged books, records and papers of the Reinsured directly related to any reinsurance hereunder, or the subject matter hereof, provided that if the Reinsurer has ceased active market operations, this right of access shall be subject to that Reinsurer being current in all payments owed the Reinsured.
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ARTICLE 15
RESERVES
(Unless otherwise required by law to obtain full credit for this Contract, in recognition of the security in place under the Lloyd’s Credit for Reinsurance Trust, the provisions of this Article shall not apply to participating Lloyd’s Syndicates.)
A. If any Reinsurer is unauthorized or otherwise unqualified in any state or other United States jurisdiction, and if, without such security, a financial penalty to the Reinsured would result on any statutory statement or report it is required to make or file with insurance regulatory authorities or a court of law in the event of insolvency, for reasons of the Reinsured’s financial security and condition, that Reinsurer will timely secure the Reinsurer’s share of Obligations under this Contract in a manner, form, and amount acceptable to the Reinsured and to all applicable insurance regulatory authorities in accordance with this Article.
B. The Reinsurer shall secure such Obligations, within thirty (30) days after the receipt of the Reinsured’s written request regarding the Reinsurer’s share of Obligations under this Contract (but not later than December 31) of each year by either:
1. Clean, irrevocable, and unconditional evergreen letter(s) of credit issued and confirmed, if confirmation is required by the applicable insurance regulatory authorities, by a qualified United States financial institution as defined under the Insurance Law of the Reinsured’s domiciliary state and acceptable to the Reinsured and to insurance regulatory authorities;
2. A trust account meeting at least the standards of New York’s Insurance Regulation 114 and the Insurance Law of the Reinsured’s domiciliary state; or
3. Cash advances or funds withheld or a combination of both, which will be under the exclusive control of the Reinsured (“Funds Deposit”).
C. The “Obligations” referred to herein means the then current (as of the end of each calendar quarter) sum of:
1. The amount of the ceded unearned premium reserve for which the Reinsurer is responsible to the Reinsured;
2. The amount of Net Loss and other amounts paid by the Reinsured for which the Reinsurer is responsible to the Reinsured but has not yet paid;
3. The amount of ceded reserves for Net Loss for which the Reinsurer is responsible to the Reinsured;
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4. The amount of return and refund premiums paid by the Reinsured for which the Reinsurer is responsible to the Reinsured but has not yet paid.
D. The Reinsured, or its successors in interest, may draw, at any time and from time to time, upon the:
1. Established letter of credit (or subsequent cash deposit);
2. Established trust account (or subsequent cash deposit); or
3. Funds Deposit;
without diminution or restriction because of the insolvency of either the Reinsured or the Reinsurer for one or more of the following purposes set forth below:
E. Draws shall be made only for the following purposes:
1. To make payment to and reimburse the Reinsured for the Reinsurer’s share of Net Loss and other amounts paid by the Reinsured under its Policies and for which the Reinsurer is responsible under this Contract that is due to the Reinsured but unpaid by the Reinsurer including but not limited to the Reinsurer’s share of premium refunds and returns; and
2. To obtain a cash advance of the entire amount of the remaining balance under any letter of credit in the event that the Reinsured:
a. has received notice of non-renewal or expiration of the letter of credit or trust account;
b. has not received assurances satisfactory to the Reinsured of any required increase in the amount of the letter of credit or trust account, or its replacement or other continuation of the letter of credit or trust account at least thirty (30) days before its stated expiration date;
c. has been made aware that others may attempt to attach or otherwise place in jeopardy the security represented by the letter of credit or trust account; or has concluded that the trustee or issuing (or confirming) bank’s financial condition is such that the security represented by the letter of credit or trust account may be in jeopardy;
and under any of those circumstances where the Reinsurer’s entire Obligations, or part thereof, under this Contract remain un-liquidated and un-discharged at least thirty (30) days prior to the stated expiration date or at the time the Reinsured learns of the possible jeopardy to the security represented by the letter of credit or trust account.
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F. If the Reinsured draws on the letter of credit or trust account to obtain a cash advance, the Reinsured will hold the amount of the cash advance so obtained in the name of the Reinsured in any qualified United States financial institution as defined under the Insurance Law of the Reinsured’s domiciliary state in trust solely to secure the Obligations referred to above and for the use and purposes enumerated above and to return any balance thereof to the Reinsurer:
1. Upon the complete and final liquidation and discharge of all of the Reinsurer’s Obligations to the Reinsured under this Contract; or
2. In the event the Reinsurer subsequently provides alternate or replacement security consistent with the terms hereof and acceptable to the Reinsured.
G. The Reinsured will prepare and forward at annual intervals or more frequently as determined by the Reinsured, but not more frequently than quarterly to the Reinsurer a statement for the purposes of this Article, showing the Reinsurer’s share of Obligations as set forth above. If the Reinsurer’s share thereof exceeds the then existing balance of the security provided, the Reinsurer will, within fifteen (15) days of receipt of the Reinsured’s statement, but never later than December 31 of any year, increase the amount of the letter of credit, (or subsequent cash deposit), trust account or Funds Deposit to the required amount of the Reinsurer’s share of Obligations set forth in the Reinsured’s statement, but never later than December 31 of any year. If the Reinsurer’s share thereof is less than the then existing balance of the cash advance, the Reinsured will release the excess thereof to the Reinsurer upon the Reinsurer’s written request. The Reinsurer will not attempt to prevent the Reinsured from holding the cash advance or Funds Deposit so long as the Reinsured is acting in accordance with this Article.
H. Any assets deposited to a trust account will be valued according to their current fair market value and will consist only of cash (U.S. legal tender), certificates of deposit issued by a qualified United States financial institution as defined under the Insurance Law of the Reinsured’s domiciliary state and payable in cash, and investments of the types no less conservative than those specified in Section 1404 (a)(1)(2)(3) (8) and (10) of the New York Insurance Law and which are admitted assets under the Insurance Law of the Reinsured’s domiciliary state. Investments issued by the parent, subsidiary, or affiliate of either the Reinsured or the Reinsurer will not be eligible investments. All assets so deposited will be accompanied by all necessary assignments, endorsements in blank, or transfer of legal title to the trustee in order that the Reinsured may negotiate any such assets without the requirement of consent or signature from the Reinsurer or any other entity.
I. All settlements of account between the Reinsured and the Reinsurer will be made in cash or its equivalent. All income earned and received by the amount held in an established trust account will be added to the principal.
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J. The Reinsured’s “successors in interest” will include those by operation of law, including without limitation, any liquidator, rehabilitator, receiver, or conservator.
K. The Reinsurer will take any other reasonable steps that may be required for the Reinsured to take full credit on its statutory financial statements for the reinsurance provided by this Contract.
ARTICLE 16
SERVICE OF SUIT
A. This Article only applies to Reinsurers domiciled outside of the United States and/or unauthorized in any state, territory or district of the United States having jurisdiction over the Reinsured. Furthermore, this Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Article entitled ARBITRATION. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Article entitled ARBITRATION for resolving disputes arising out of this Contract.
B. In the event of any dispute, the Reinsurer, at the request of the Reinsured, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of any obligation to arbitrate disputes arising from this Contract or the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.
C. Service of process in any such suit against the Reinsurer may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or the entity identified on the Reinsurer’s signature page to this Contract, (whichever applicable shall be hereinafter referred to as the “Firm”) and in any suit instituted, the Reinsurer shall abide by the final decision of such court or of any Appellate Court in the event of an appeal.
D. The Firm is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the Reinsured that they shall enter a general appearance upon the Reinsurer’s behalf in the event such a suit shall be instituted.
E. Further, as required by and pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in
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office, as their true and lawful Attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
ARTICLE 17
ARBITRATION
A. Any and all disputes between the Reinsured and the Reinsurer arising out of, relating to, or concerning this Contract, whether sounding in contract or tort and whether arising during or after termination of this Contract, shall be submitted to the decision of a Board of arbitration composed of two (2) arbitrators and an umpire (“Board”) meeting at a site in the city in which the principal headquarters of the Reinsured are located. The arbitration shall be conducted under the Federal Arbitration Act and shall proceed as set forth below.
B. A notice requesting arbitration, or any other notice made in connection therewith, shall be in writing and be sent certified or registered mail, return receipt requested to the affected parties. The notice requesting arbitration shall state in particulars all issues to be resolved in the view of the claimant, shall appoint the arbitrator selected by the claimant and shall set a tentative date for the hearing, which date shall be no sooner than ninety (90) days and no later than one hundred fifty (150) days from the date that the notice requesting arbitration is mailed. Within thirty (30) days of receipt of claimant’s notice, the respondent shall notify claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.
C. Unless otherwise mutually agreed, the members of the Board shall be impartial and disinterested and shall be current or former senior officers of property-casualty insurance companies, reinsurance companies, or Lloyds Underwriters or active or inactive lawyers with at least twenty (20) years of experience in insurance and reinsurance not currently representing any party participating in the arbitration. The Reinsured and the Reinsurer as aforesaid shall each appoint an arbitrator and the two (2) arbitrators shall choose a third arbitrator before instituting the hearing. As time is of the essence, if the respondent fails to appoint its arbitrator within thirty (30) days after having received claimant’s written request for arbitration, the claimant is authorized to and shall appoint the second arbitrator. If the two (2) arbitrators fail to agree upon the appointment of an umpire within thirty (30) days after notification of the appointment of the second arbitrator, within ten (10) days thereof, the two (2) arbitrators shall request ARIAS U. S. (“ARIAS”) to apply its procedures to appoint a third arbitrator for the arbitration with the qualifications set forth above in this Article. If the use of ARIAS procedures fails
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to name an umpire, either party may apply to the court named below to appoint an umpire with the above required qualifications. The third arbitrator shall promptly notify in writing all parties to the arbitration of his selection and of the scheduled date for the hearing. Upon resignation or death of any member of the Board, a replacement shall be appointed in the same fashion as the resigning or deceased member was appointed.
D. The claimant and respondent shall each submit initial briefs to the Board outlining the facts, the issues in dispute and the basis, authority, and reasons for their respective positions within thirty (30) days of the date of notice of appointment of the umpire. The claimant and the respondent may submit a reply brief to the Board within ten (10) days after filing of the initial brief(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than ten (10) days prior to the date of commencement of the arbitration hearing. Reasonable responses shall be allowed at the arbitration hearing to new material contained in any amendments filed to the briefs but not previously responded to.
E. The Board shall consider this Contract as an honorable engagement and shall make a decision and award with regard to the terms expressed in this Contract, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the property and casualty insurance and reinsurance business.
F. The Board shall be relieved of all judicial formalities and the decision and award shall be based upon a hearing in which evidence shall be allowed though the formal rules of evidence shall not strictly apply. Cross examination and rebuttal shall be allowed. At its own election or at the request of the Board, either party may submit a post-hearing brief for consideration of the Board within twenty (20) days of the close of the hearing.
G. The Board shall render its decision and award in writing within thirty (30) days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. Every decision by the Board shall be by a majority of the members of the Board and each decision and award by the majority of the members of the Board shall be final and binding upon all parties to the proceeding.
H. The Board may award (i) interest at a rate of up to four hundred (400) basis points above the prime rate as published in the Wall Street Journal (eastern edition), but not less than five percent (5%) per annum, on the date of the award calculated from the date the Board determines that any amounts due the prevailing party should have been paid to the prevailing party, (ii) attorney fees and punitive, exemplary, or treble damages if the actions of either party in prosecuting, defending or causing the arbitration are made in bad faith and constitute outrageous behavior in the opinion of the Board.
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I. Either party may apply to a court of competent jurisdiction for an order confirming any decision and the award; a judgment of that Court shall thereupon be entered on any decision or award. If such an order is issued, the attorneys’ fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.
J. Except in the event of a consolidated arbitration, each party shall bear the expense of the one arbitrator appointed by it and shall jointly and equally bear with the other party the expense of any stenographer requested, and of the umpire. The remaining costs of the arbitration proceedings shall be finally allocated by the Board.
K. Subject to customary and recognized legal rules of privilege, each party participating in the arbitration shall have the obligation to produce those documents and as witnesses at the arbitration those of its employees, those of its affiliates as any other participating party reasonably requests which are relevant providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive.
L. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, pre-hearing discovery may be conducted as the Board shall determine in its sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the Board.
M. The Board shall be the final judge of the procedures of the Board, the conduct of the arbitration, of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. To the extent permitted by law, the Board shall have the authority to issue subpoenas and other orders to enforce their decisions. The Board shall also have the authority to issue interim decisions or awards in the interest of fairness, full disclosure, and a prompt and orderly hearing and decision and award by the Board.
N. Upon request of the Reinsured made to the affected Reinsurers and to the Board not later than ten (10) days after the third arbitrator’s appointment, the Board may order a consolidated hearing between the Reinsured and all affected Reinsurers participating in this Contract if the Board is satisfied in its discretion that the issues in dispute affect more than one Reinsurer and a consolidated hearing would be in the interest of fairness, and a prompt and cost effective resolution of the issues in dispute.
O. If the parties mutually agree to or the Board orders a consolidated hearing, all other affected participating Reinsurers shall join and participate in the arbitration under time frames established by the Board and will be bound by the Board’s decision and award unless excused by the Board in its discretion.
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P. Any Reinsurer may decline to actively participate in a consolidated arbitration if in advance of the hearing, that Reinsurer shall file with the Board a written agreement in form satisfactory to the Board to be bound by the decision and award of the Board in the same fashion and to the same degree as if it actively participated in the arbitration.
Q. In the event of an order of consolidation by the Board, the arbitrator appointed by the original Reinsurer shall be subject to being and may be replaced within thirty (30) days of the decision to have a consolidated arbitration by an arbitrator named collectively by the Reinsurers or in the absence of agreement, by the Lead Reinsurer, or if there is no Lead Reinsurer, the Reinsurer with the largest participation in this Contract affected by the dispute. In the event two (2) or more Reinsurers affected by the dispute each have the same largest participation, they shall agree among themselves as to the replacement arbitrator, if any, to be appointed. The third arbitrator shall be the final determiner in the event of any dispute over replacement of that arbitrator. All other aspects of the arbitration shall be conducted as provided for in this Article provided that (1) each party actively participating in the consolidated arbitration will have the right to its own attorney, position, and related claims and defenses; (2) each party will not, in presenting its position, be prevented from presenting its position by the position set forth by any other party; and (3) the cost and expense of the arbitration, exclusive of attorney’s fees (which will be borne exclusively by the respective retaining party) but including the expense of any stenographer by each party actively participating in the consolidated arbitration or as the Board shall determine to be fair and appropriate under the circumstances.
ARTICLE 18
INSOLVENCY
A. In the event of insolvency and the appointment of a conservator, liquidator, or statutory successor of the Reinsured, the portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the insolvent Reinsured by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the Reinsured having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims.
B. Payments by the Reinsurer as above set forth shall be made directly to the Reinsured or to its conservator, liquidator, or statutory successor, except where this contract of reinsurance specifically provides another payee of such reinsurance or except as provided by applicable law and regulation (such as subsection (a) of section 4118 of the New York Insurance laws) in the event of the insolvency of the Reinsured.
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C. In the event of the insolvency of the Reinsured, the liquidator, receiver, conservator or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Reinsured on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim any Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Reinsured or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.
D. Where two (2) or more Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Reinsured.
ARTICLE 19
CLAIMS COOPERATION
     When so requested in writing, the Reinsured shall afford the Reinsurer or its representatives an opportunity to be associated with the Reinsured, at the expense of the Reinsurer, in the defense of any claim, suit or proceeding involving this Contract, and the Reinsured and the Reinsurer shall cooperate in every respect in the defense of such claim, suit or proceeding, provided the Reinsured shall have the right to make any decision in the event of disagreement over any matter of defense or settlement subject always to the conditions of the Article entitled ORIGINAL CONDITIONS.
ARTICLE 20
CONFIDENTIALITY
A. The information, data, statements, representations and other materials provided by the Reinsured or the Reinsurer to the other arising from consideration and participation in this Contract whether contained in the reinsurance submission, this Contract, or in materials or discussions arising from or related to this Contract, may contain confidential or proprietary information as expressly indicated by the Disclosing Party (“Disclosing Party”) in writing from time to time to the other party of the respective parties (“Confidential Information”). This Confidential Information is intended for the sole use of the parties to this Contract (and their retrocessionaires, respective auditors and legal counsel) as may be necessary in analyzing and/or accepting a participation in and/or executing their respective responsibilities under or related to this Contract. Disclosing or using Confidential Information disclosed
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under this Contract for any purpose beyond (i) the scope of this Contract, (ii) the reasonable extent necessary to perform rights and responsibilities expressly provided for under this Contract, (iii) the reasonable extent necessary to administer, report to and effect recoveries from retrocessional Reinsurers, or (iv) persons with a need to know the information and who are obligated to maintain the confidentiality of the Confidential Information or who have agreed in writing to maintain the confidentiality of the Confidential Information is expressly forbidden without the prior written consent of the Disclosing Party. Copying, duplicating, disclosing, or using Confidential Information for any purpose beyond this expressed purpose is forbidden without the prior written consent of the Disclosing Party.
B. Should a party (“Receiving Party”) receive a third party demand pursuant to subpoena, summons, or court or governmental order, to disclose Confidential Information that has been provided by another party to this Contract, the Receiving Party shall, to the extent permitted by law, make commercially reasonable efforts to notify the Disclosing Party promptly upon receipt of the demand and prior to disclosure of the Confidential Information and provide the Disclosing Party a reasonable opportunity to object to the disclosure. If such notice is provided, the Receiving Party may after the passage of five (5) business days after providing notice, proceed to disclose the Confidential Information as necessary to satisfy such a demand without violating this Contract. If the Disclosing Party timely objects to the release of the Confidential Information, the Receiving Party will comply with the reasonable requests of the Disclosing Party in connection with the Disclosing Party’s efforts to resist release of the Confidential Information. The Disclosing Party shall bear the cost of resisting the release of the Confidential Information.
ARTICLE 21
LATE PAYMENTS
A. Payments from the Reinsurer to the Reinsured shall have as a due date the date on which the Reinsured Reasonable Evidence of Amount Due is received by the Reinsurer, and shall be overdue sixty (60) days thereafter. Payments due from the Reinsurer to the Reinsured will not be considered overdue if the Reinsurer requests, in writing, that such payment be made by drawing on a letter of credit or other similar method of funding that has been established for this Contract, provided that there is an adequate balance in place, and further provided that such advice to draw is received by the Reinsured within the sixty (60) day deadline set forth above. Payments from the Reinsured to the Reinsurer will have a due date as the date specified in this Contract and will be overdue sixty (60) days thereafter. Premium adjustments will be overdue sixty (60) days from the Contract due date or one hundred (120) days after the expiration or renewal date, whichever is greater.
B. The Reinsured will provide the Reinsurer with reasonable evidence of amount due, supplemented by copies of any proof of loss and a copy of the claim adjuster’s report(s) or any other reasonable evidence of indemnification. If subsequent to receipt of this evidence, the information contained therein is
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unreasonably insufficient or not in substantial accordance with the contractual conditions of this Contract, then the payment due date as specified above will be deemed to be the date upon which the Reinsurer received the additional information necessary to approve payment of the claim and the claim is presented in a reasonably acceptable manner. This paragraph is only for the purpose of establishing when a claim payment is overdue, and will not alter the provisions of the Article entitled REPORTS, LOSS AND LOSS SETTLEMENTS or other pertinent contractual stipulations of this Contract.
C. If payment is made of overdue amounts within thirty (30) days of the due date, overdue amounts will bear simple interest from the overdue date at a rate determined by the one month London Interbank Offered Rate for the first business day of the calendar month in which the amount becomes overdue, as published in The Wall Street Journal, plus four hundred (400) basis points to be calculated weekly. If payment is made of overdue amounts more than thirty (30) days after the due date, overdue amounts will bear simple interest from the overdue date at a rate determined by the one-month London Interbank Offered Rate for the first business day of the calendar month in which the amount becomes overdue, as published in The Wall Street Journal, plus four hundred basis (400) points to be calculated weekly but in no event less than five percent (5%) simple interest. If the sum of the compensating additional amount computed in respect of any overdue payment is less than one quarter of one percent (0.25%) of the amount overdue, or USD one thousand ($1,000), whichever is greater, and/or the overdue period is one week or less, then the interest amount shall be waived. The basis point standards referred to above shall be doubled if the late payment is due from a Reinsurer who is no longer an active reinsurance market.
ARTICLE 22
OFFSET
     The Reinsured and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise and immediately inform the Intermediary accordingly. In the event of the insolvency of any party, offset shall be as permitted by applicable law.
ARTICLE 23
SPECIAL TERMINATION
A. The Reinsured may terminate or commute this Contract upon the happening of any one of the following circumstances at any time by the giving of fifteen (15) days prior written notice to the Reinsurer:
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1. The Reinsurer ceases active underwriting operations or a State Insurance Department or other legal authority orders the Reinsurer to cease writing business in all jurisdictions; or
2. The Reinsurer has: a) become insolvent, b) been placed under supervision (voluntarily or involuntarily), c) been placed into liquidation or receivership, or d) had instituted against it proceedings for the appointment of a supervisor, receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or
3. The Reinsurer’s (a) policyholders’ surplus (“PHS”) has been reduced by whichever is greater, (i) twenty percent (20%) of the amount of PHS at the inception of this Contract or (ii) twenty percent (20%) of the amount of PHS stated in its last filed quarterly or annual statutory statement with its state of domicile; or (b) AM Best’s insurer financial strength rating becomes less than “A-” (N.B. as respects alien Reinsurers, a Standard & Poor’s Insurance Rating of less than “BBB” will apply; as respects Lloyd’s Syndicates where an AM Best insurer financial strength rating is not available, a reduction of the Reinsurer’s S&P Lloyd’s Syndicate Assessment (LSA) ranking from the LSA ranking that was in effect at the inception of this Contract; or
4. The Reinsurer has entered into a definitive agreement to (a) become merged with, acquired or controlled by any company, corporation or individual(s) not affiliated with or controlling the party’s operations previously; or (b) directly or indirectly assign all or essentially all of its entire liability for obligations (as defined in the Article entitled “Reserves”) under this Contract to another party without the Reinsured’s prior written consent; or
5. There is either:
a. a severance or obstruction of free and unfettered communication and/or normal commercial or financial intercourse between the United States of America and the country in which the Reinsurer is incorporated or has its principal office as a result of war, currency regulations or any circumstances arising out of political, financial or economic uncertainty; or
b. a severance (of any kind) of any two or more of the following executives of the Reinsurer from active employment of the Reinsurer during the most recent sixty (60) day period: President, Chief Underwriting Officer, Chief Actuary, Chief Claims Officer or Chief Financial Officer.
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B. In the event that notice of termination is given by reason of an event described in A(3) above (the “Termination Notice”) and prior to the effective date of the termination (the “Termination Date”), the Chief Financial Officer of the Reinsurer represents and certifies in writing to the Reinsured that (i) the deterioration of the Reinsurer’s financial condition is the direct and sole result of a recent major property catastrophe(s) or the result of an Act(s) of Terrorism (either the “Event”) and (ii) that it is actively seeking and has a high probability of successfully obtaining additional capital to substantially replace the capital loss because of the Event (the “Extension Notice”), the Termination Date shall be extended an additional thirty (30) days from the Termination Date (the “Extended Termination Date”). If prior to the Extended Termination Date, the Chief Financial Officer of the Reinsurer represents and certifies in writing to the Reinsured that (a) it has raised sufficient capital so as to return its PHS to within five percent (5%) of the Reinsurer’s PHS last filed with its domiciliary regulatory authorities prior to the Event, (b) obtained reinstatement of its rating agency grade(s) to the level as existed immediately prior to the Event, the Termination Notice shall be null and void. Otherwise, this Contract shall terminate on the Extended Termination Date in the manner described in the Termination Notice.
C. In the event the Reinsured elects termination, the Reinsured shall with the notice of termination specify that termination will be on a Cut-Off basis and thus relieve the Reinsurer for losses occurring subsequent to the Reinsurer’s specified termination date. The Reinsurer shall within fifteen (15) days of the termination date return the liability for the unearned portion of any ceded premium paid hereunder, calculated as of the termination date, and cash in that amount and the minimum premium provisions, if any, shall be waived.
D. In the event the Reinsured elects to commute, the Reinsurer shall return the sum total of the net present value (“capitalized”) of the ceded (1) Reserves for Net Loss outstanding, (2) Reserves for Net Loss incurred but not reported, and (3) unearned premium reserves. In the event the parties are unable to agree on the capitalized value of the reserves to be returned to the Reinsured, the Reinsured and the Reinsurer shall jointly appoint an independent and neutral actuary experienced in such matters and the mutually agreed actuary shall render a decision. In the event that the Reinsured and the Reinsurer are unable to agree upon a single actuary within thirty (30) days, the parties shall ask the then current President of the Casualty Actuarial Society to appoint an actuary with those qualifications within another thirty (30) days. The decision of the actuary will be final and binding on both parties. The Reinsured and the Reinsurer shall share equally the fees and expenses of the actuary. Upon payment of the amount so agreed or determined by the actuary to the Reinsured, the Reinsurer and the Reinsured shall each be completely released from all liability to each other under this Contract.
E. If the Reinsurer is not otherwise obligated under the Article entitled RESERVES of this Contract, to provide the Reinsured security in order for the Reinsured to obtain credit for the reinsurance provided by this Contract and the Reinsurer has not cured the conditions described above, other than as expressed
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in conditions A(4) and A(5) above, the Reinsured shall also have the option, if it does not elect the commutation option described above, to require the Reinsurer to provide the Reinsured with collateral funding as if the Reinsurer were otherwise obligated to provided security for the Reinsurer’s obligations under this Contract in an amount and manner and as provided for under the Article entitled RESERVES of this Contract. The Reinsured shall have the option to require the Reinsurer to provide collateral funding but, provided it is reasonably acceptable to the Reinsured and any insurance regulatory authorities involved, the Reinsurer shall have the sole option of determining the method of funding referred to above. In recognition of security a participating Reinsurer or Lloyd’s Syndicate may place under the terms of a master trust agreement, such as the US Lloyd’s Credit for Reinsurance Trust, the provisions of this Paragraph shall not apply to that participating Reinsurer or Lloyd’s Syndicate that has fully funded one hundred percent (100%) of the obligations to the Reinsured, as the term obligations is defined in the Article entitled RESERVES, pursuant to the terms of that trust agreement and the applicable funding requirements and procedures.
ARTICLE 24
TERRORISM RECOVERY – TERRORISM RISK INSURANCE PROGRAM
A. As respects the Insured Losses of the Reinsured for each Program Year, to the extent the Reinsured’s total reinsurance recoverables for Insured Losses, whether collected or not, when combined with the financial assistance available to the Reinsured under the United States’ Government Terrorism Risk Insurance Program (“TRIP”) exceeds the aggregate amount of Insured Losses paid by the Reinsured, less any other recoveries or reimbursements, (the “Excess Recovery”), a share of the Excess Recovery shall be allocated to the Reinsured and the Reinsurer. The Reinsured’s share of the Excess Recovery shall be deemed to be an amount equal to the proportion that the Reinsured’s Insured Losses bear to the Insurer’s total Insured Losses for each Program Year. The Reinsurer’s share of the Excess Recovery shall be deemed to be an amount equal to the proportion that the Reinsurer’s payment of Insured Losses under this Contract bears to the Reinsured’s total collected reinsurance recoverables for Insured Losses. The Reinsured shall provide the Reinsurer with all necessary data respecting the transactions covered under this Article.
B. The method set forth herein for determining an Excess Recovery (hereinafter the “Contract Method”) is intended to be consistent with the United States Treasury Department’s construction and application of Section 103(g)(2) of the Terrorism Risk Insurance Act of 2002, the Terrorism Risk Insurance Extension Act of 2005, and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as the “Act”). To the extent the Contract Method is
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inconsistent with the Treasury Department’s construction and application of TRIA, such method shall be deemed to conform with the Treasury Department’s construction and application of TRIA. Nevertheless, the Reinsured shall be the sole judge as to the reasonable allocation of Recoveries under TRIP to this or to other reinsurance Contracts.
C. “Reinsured” shall have the same meaning as “Insurer” under TRIA and “Insured Losses”, and “Program Year” shall follow the definitions as provided in TRIA.
ARTICLE 25
VARIOUS OTHER TERMS
A. This Contract shall be binding upon and inure to the benefit of the Reinsured and Reinsurer and their respective successors and assigns provided, however, that this Contract may not be assigned by either party without the prior written consent of the other which consent may be withheld by either party in its sole unfettered discretion. This provision shall not be construed to preclude the assignment by the Reinsured of reinsurance recoverables to another party for collection.
B. The territorial limits of this Contract shall be identical with those of the Reinsured’s Policies.
C. This Contract shall constitute the entire agreement between the parties with respect to the Business Covered hereunder. There are no understandings between the parties other than as expressed in this Contract or any amendment thereto. Any change or modification of this Contract shall be null and void unless made by amendment to the Contract and signed by both parties or otherwise clearly and unequivocally amended by exchange of letters or electronic mail. Nothing in this Article shall act to preclude the introduction of submission-related documents in any dispute between the parties.
D. Except as may be provided in the Article entitled ARBITRATION, this Contract shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, exclusive of that state’s rules with respect to conflicts of law.
E. The headings preceding the text of the Articles and paragraphs of this Contract are intended and inserted solely for the convenience of reference and shall not affect the meaning, interpretation, construction or effect of this Contract.
F. This Contract is solely between the Reinsured and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract.
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G. If any provisions of this Contract should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Contract.
H. The failure of the Reinsured or Reinsurer to insist on strict compliance with this Contract or to exercise any right or remedy shall not constitute a waiver of any rights contained in this Contract nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising any remedy.
I. Each party shall be excused for any reasonable failure or delay in performing any of its respective obligations under this Contract, if such failure or delay is caused by Force Majeure. “Force Majeure” shall mean any act of God, strike, lockout, act of public enemy, any accident, explosion, fire, storm, earthquake, flood, drought, peril of sea, riot, embargo, war or foreign, federal, state or municipal order or directive issued by a court or other authorized official, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event; provided, however, that no such Force Majeure circumstance or Event shall excuse any failure or delay beyond a period exceeding ten (10) days from the date such performance would have been due but for such circumstance or Event.
J. The obligations of each Reinsurer with respect to this Contract are several and not joint and in the event of any failure or default by any Reinsurer to perform any of its obligations hereunder, no other Reinsurer shall have any obligation with respect to such failure or default.
K. This Contract may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
ARTICLE 26
INTERMEDIARY
A. Towers Perrin Forster & Crosby, Inc. (“Towers Perrin”) is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Reinsured or the Reinsurer through Towers Perrin, 1500 Market Street, Centre Square East, Philadelphia, PA 19102-4790. Payments by the Reinsured to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Reinsured only to the extent that such payments are actually received by the Reinsured.
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B. Whenever notice is required within this Contract, such notice may be given by certified mail, registered mail, or overnight express mail. Notice shall be deemed to be given on the date received by the Receiving Party.
Towers Perrin No. G26004.08

SCHEDULE A
TARGET AREA ZIP CODES

ZIP CODE	US STATE	US COUNTY
10022	NEW YORK	NEW YORK
89109	NEVADA	CLARK
10017	NEW YORK	NEW YORK
10036	NEW YORK	NEW YORK
10019	NEW YORK	NEW YORK
10020	NEW YORK	NEW YORK
60606	ILLINOIS	COOK
10001	NEW YORK	NEW YORK
10038	NEW YORK	NEW YORK
22102	VIRGINIA	FAIRFAX
10004	NEW YORK	NEW YORK
10021	NEW YORK	NEW YORK
60603	ILLINOIS	COOK
55402	MINNESOTA	HENNEPIN
92618	CALIFORNIA	ORANGE
23607	VIRGINIA	NEWPORT NEWS CITY
90245	CALIFORNIA	LOS ANGELES (REST OF)
60611	ILLINOIS	COOK
94104	CALIFORNIA	SAN FRANCISCO
90278	CALIFORNIA	LOS ANGELES (REST OF)
92101	CALIFORNIA	SAN DIEGO
Towers Perrin No. G26004.08